UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 2, 2012
(Date of Report)

September 26, 2012
(Date of Earliest Event Reported)

Sotheby's
(Exact name of registrant as specified in its charter)

Delaware	1-9750	38-2478409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1334 York Avenue
New York, NY		10021
(Address of principal executive offices)		(Zip Code)
(212) 606-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On September 6, 2012, Sotheby's filed a Form 8-K under Item 1.01, Entry into a Material Definitive Agreement, reporting that it had entered into a 10-year equity joint venture agreement (the “Joint Venture Agreement”) with Beijing GeHua Art Company (“GeHua”) relating to art-related auctions and private selling exhibitions of non-cultural relics, travelling exhibitions and educational activities at a planned free port project that GeHua is developing within the Tianzhu Free Trade Zone in Beijing (the “Beijing Free Port”).  The September 6, 2012 Form 8-K noted, among other terms of the Joint Venture Agreement, that (i) during the term of the Joint Venture Agreement GeHua will not allow any other company to conduct auctions, or specified competitors to conduct selling exhibitions, within its authorized areas of the Beijing Free Port and is restricted from partnering with any specified competitors to hold auctions or private selling exhibitions outside the Beijing Free Port; (ii) the Joint Venture Agreement may be immediately terminated on the occurrence of certain listed events; and (iii) Sotheby's has an option that allows it to put its joint venture ownership interest to GeHua at any time during the term of the Joint Venture Agreement at a price in excess of its initial investment in the joint venture.  It also noted that the establishment of the joint venture and the exercise of Sotheby's rights to terminate the Joint Venture Agreement are subject to approval from the Chinese government.
On September 26, 2012, in response to comments received from the Beijing Commerce Commission, a governmental authority reviewing the Joint Venture Agreement, Sotheby's and GeHua amended the Joint Venture Agreement dated September 3, 2012 to provide that: (i) during the term of the Joint Venture Agreement GeHua will not cooperate with any other company to conduct auctions, or specified competitors to conduct commission sales, within its authorized areas of the Beijing Free Port and other locations in which it may be authorised to manage and operate a bonded auction business, and is restricted from partnering with any specified competitors to hold auctions or commission sales in the PRC outside such areas; (ii) within 30 days of the occurrence of a listed dissolution event (previously described as a termination event), (a) Sotheby's may put its joint venture ownership interest to GeHua at a price in excess of its initial investment in the joint venture, or (b) the parties shall execute a termination agreement and apply to the Beijing authorities for dissolution of the joint venture; and (iii) Sotheby's may at any time during the term of the Joint Venture Agreement offer to transfer its joint venture ownership interest to GeHua, which offer GeHua may either (a) accept at a price in excess of Sotheby's initial investment in the joint venture, or (b) decline, in which case Sotheby's and GeHua shall apply to the authorities to terminate the Joint Venture Agreement.  The other material terms of the Joint Venture Agreement remain unchanged.
On September 26, 2012, the Beijing Commerce Commission completed its review of and approved the proposed Joint Venture Agreement between Sotheby's and GeHua, and issued the foreign investment letter of approval, the foreign investment certificate of approval and the auction license to the joint venture. On September 26, 2012, the Beijing Administration for Industry and Commerce issued the business license to the joint venture to commence operations. On September 27, 2012, the Beijing Administration for Industry and Commerce Shunyi Branch completed the pre-auction recordal and the joint venture's first auction occurred later that day.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY'S

By:	/s/ Kevin M. Delaney

Kevin M. Delaney
Senior Vice President,
Controller and Chief Accounting Officer

Date:	October 2, 2012

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